UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 21, 2018

Ryerson Holding Corporation
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)
001-34735
 (Commission File Number)
26-1251524
(I.R.S. Employer Identification No.)
227 W. Monroe St., 27th Floor, Chicago, IL 60606
(Address of principal executive offices and zip code)
(312) 292-5000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
      Emerging growth company      ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 21, 2018, Ryerson Holding Corporation (the “Corporation”) announced the appointment of John Orth as Executive Vice President – Operations of the Corporation effective January 1, 2019.  Mr. Orth will report to the Corporation’s President and Chief Executive Officer in this new position.
Since January 2018, Mr. Orth, 52, has served as Senior Vice President – Operations of the Corporation.  Prior to joining the Corporation, since December 2011, Mr. Orth had served in various capacities for Morgan Advanced Materials, a global materials engineering company, including as Global Managing Director (Advanced Ceramics and Metals) from March 2016 to August 2017 and as a Vice President from February 2013 to March 2016.  Mr. Orth earned his B.S. (Electrical Engineering) from Vanderbilt University, and he earned his M.S. (Materials Science and Engineering) and his Ph.D. (Materials Science and Engineering) from the University of Texas at Austin.
There are no family relationships between Mr. Orth and any director, executive officer or person nominated or chosen by the Corporation to become a director or executive officer. Additionally, there have been no transactions involving Mr. Orth that would require disclosure under Item 404(a) of Regulation S-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 27, 2018

RYERSON HOLDING CORPORATION

By:	/s/ Erich S. Schnaufer
Name:	Erich S. Schnaufer
Title:	Chief Financial Officer

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